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                                                                       EXHIBIT 2

                         THE TRAVELERS INSURANCE COMPANY

                              HARTFORD, CONNECTICUT

                        THE TRAVELERS TIMED BOND ACCOUNT
                             FOR VARIABLE ANNUITIES

                           ---------------------------

                              RULES AND REGULATIONS

                           ---------------------------

                                    ARTICLE I
                                     GENERAL


         SECTION 1.1. NAME. The name of this separate account will be The Travelers Timed Bond Account for Variable Annuities (the "Separate Account"). The name of the Separate Account has been selected by and belongs to The Travelers Insurance Company (the "Company"). The use of its name by the Separate Account will in no way prevent the Company or any company affiliated with the Company from using the name "Travelers" with any other word or words in connection with any other entity or business, whether competitive with the Separate Account or not. The Company's red umbrella service mark may be used by the Separate Account only with the consent of the Company, which reserves the right to withdraw such consent.

         SECTION 1.2. OFFICE. The office of the Separate Account will be in the City of Hartford, Connecticut.

         SECTION 1.3. PURPOSES. The purpose of the Separate Account is to provide an account pursuant to Section 38a-433 of the Connecticut General Statutes (the "CGS"), for assets to be set aside, separate and apart from the other assets of the Company, for the credit and sole benefit of variable insurance contracts issued by the Company and entitled to participate in the Separate Account. The assets of the Separate Account will be held and applied exclusively to meet obligations (including expenses) to provide variable benefits under variable insurance contracts participating in the Separate Account, as provided in such contracts, all in accordance with applicable state law and as may be required to comply with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") under the 1940 Act.

         SECTION 1.4. STATUS UNDER THE 1940 ACT. The Separate Account may be registered as an open-end management investment company under the 1940 Act. Such registration may be terminated, however, if and to the extent permitted by law; or the Separate Account may be reorganized and registered as a unit investment trust under the 1940 Act; in each case with the approval (if required by the 1940 Act) of the owners of the outstanding variable insurance contracts issued with respect to the Separate Account (the "Contract Owners"), voted as provided in Article III of these Rules and Regulations. The Separate Account also may be a series company, with separate investment portfolios or funds.

         Any question of interpretation of any term or provisions of these Rules and Regulations having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to the corresponding term or provision of the 1940 Act and to any definition thereof in the 1940 Act or to judicial interpretations thereof, if any, or, in the absence of any controlling judicial decisions, to rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act.




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                                   ARTICLE II
                                BOARD OF MANAGERS

         SECTION 2.1. MANAGEMENT OF THE SEPARATE ACCOUNT. The business and affairs of the Separate Account shall be managed by the Managers, and they shall have all powers necessary and desirable to carry out that responsibility, including those specifically set forth in Sections 2.11.1 and 2.11.2 herein.

         SECTION 2.2. QUALIFICATION. Each Manager shall be a natural person. A Manager need not be Contract Owner, a citizen of the United States, or a resident of the State of Connecticut.

         SECTION 2.3. NUMBER. The number of Managers which shall constitute the entire Board of Managers shall not be less than five (5) nor more than ten (10), which number may be increased or decreased by the Managers, but shall never be less than the minimum number required by the CGS. The number of Managers may be decreased in conjunction with a removal of a Manager pursuant to Section 2.7. Notwithstanding the foregoing, the entire Board of Managers may be comprised of only the initial Manager prior to the effective date of the registration statement registering the Separate Account and the variable insurance contracts under the federal securities laws.

         SECTION 2.4. TERM AND ELECTION. Each Manager shall hold office indefinitely. If and to the extent required by the 1940 Act, one or more Managers shall be elected by Contract Owners at a meeting called for that purpose. Any Manager who is appointed by the Managers to fill a vacancy as provided hereunder shall hold his position until the next Contract Owners' meeting, subject to the requirements of the 1940 Act.

         SECTION 2.5. COMPOSITION OF THE BOARD OF MANAGERS. No election or appointment of a Manager shall take effect if such election or appointment would cause the number of Managers who are interested persons, as defined in Section 2(a)(19) of the 1940 Act ("Interested Persons"), to exceed the number permitted by Section 10 of that Act.

         SECTION 2.6. RESIGNATION AND RETIREMENT. Any Manager may resign or retire as a Manager (without need for prior or subsequent accounting) by an instrument in writing signed by such Manager and delivered or mailed to the Chairman of the Board of Managers. Such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.

         SECTION 2.7. REMOVAL. Any Manager may be removed with or without cause at any time: (1) by written instrument signed by two-thirds (2/3) of the number of Managers in office prior to such removal, specifying the date upon which such removal shall become effective, or (2) by the affirmative vote of a majority of all votes entitled to be cast of Contract Owners in person or by proxy at any meeting called for that purpose.

         SECTION 2.8. VACANCIES. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of any of the Managers, or resulting from an increase in the number of Managers may (but need not unless required by the 1940 Act) be filled by a majority of the Managers then in office, subject to the provisions of Section 16 of the 1940 Act, through the appointment in writing of such other person as such remaining Managers in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as a Manager and agreement by such person to be bound by the provisions of these Rules and Regulations, except that any such appointment in anticipation of a vacancy occurring by reason of the resignation, retirement, or increase in number of Managers to be effective at a later date shall become effective only at or after the effective date of such resignation, retirement, or increase in number of Managers.




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         SECTION 2.9.  MEETINGS AND VOTE OF MANAGERS.

                  SECTION 2.9.1. REGULAR MEETINGS. The Managers, from time to time, may provide for the holding of regular meetings of the Managers, and fix their time and place.

                  SECTION 2.9.2. SPECIAL MEETINGS. Special meetings of the Managers may be called by the Chairman of the Board of Managers on twenty-four
(24) hours notice to each Manager, either personally, by mail, by telegram, or by facsimile transmission. Special meetings shall be called by the Secretary or Assistant Secretary in like manner and on like notice on the written request of a majority of the Managers then in office.

                  SECTION 2.9.3. TELEPHONIC MEETINGS. Managers may participate in a meeting of the Managers by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Except to the extent that the 1940 Act has been interpreted otherwise, participation by such means shall constitute presence in person at the meeting.

                  SECTION 2.9.4. QUORUM. A majority of the Managers then in office being present in person or by proxy shall constitute a quorum.

                  SECTION 2.9.5. REQUIRED VOTE. Except as otherwise provided by the 1940 Act, other applicable law, or these Rules and Regulations, any action to be taken by the Managers on behalf of the Separate Account may be taken by a majority of the Managers present at a meeting of Managers at which a quorum is present.

                  SECTION 2.9.6. CONSENT IN LIEU OF A MEETING. Except as otherwise provided by the 1940 Act or other applicable law, the Managers may, by unanimous written consent of the Managers then in office, take any action which may have been taken at a meeting of the Managers.

         SECTION 2.10  OFFICERS AND AGENTS.

                  SECTION 2.10.1. ENUMERATION. The officers of the Board of Managers shall be a Chairman, a Secretary, and an Assistant Secretary. The Managers may also appoint such other officers as they deem desirable. The Separate Account may also have such agents as the Managers from time to time may in their discretion appoint. Any two or more offices may be held by the same person except that a person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

                  SECTION 2.10.2. QUALIFICATION. The Chairman shall be a Manager, and may, but need not be, a Contract Owner. Any other officer may, but need not be, a Manager or Contract Owner.

                  SECTION 2.10.3. ELECTION. The Chairman shall be elected by the Managers at the first meeting of the Managers. Other officers may be elected or appointed by the Managers at any meeting of the Managers or at any other time.

                  SECTION 2.10.4. TERM OF OFFICE. The Chairman shall hold office until his respective successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Managers.




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                  SECTION 2.10.5  TITLES AND DUTIES.

                           (a) CHAIRMAN. Unless the Managers otherwise provide,
the Chairman of the Board shall preside at all meetings of the Contract Owners and of the Managers. The Chairman of the Board shall also perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

                           (b) SECRETARY. The Secretary shall record all
proceedings of the Contract Owners and the Managers in books to be kept for such purposes, which books or a copy thereof shall be kept at the principal office of the Separate Account or at such other place as designated by the Managers, in accordance with the requirements of the 1940 Act and rules thereunder. The Secretary shall also perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

                           (c) ASSISTANT SECRETARY. In the absence of the
Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, or if there is more than one, the Assistant Secretaries in their order of election or in such other order as determined by the Managers, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall also perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

                           (d) TEMPORARY SECRETARY. In the absence of the
Secretary and Assistant Secretary from any meeting of the Contract Owners or Managers, the Managers may appoint a temporary secretary at such meeting, who shall perform the duties of the Secretary for the purposes of such meeting.

                  SECTION 2.10.6. POWERS. Subject to the other provisions of these Rules and Regulations, each officer shall have, in addition to the duties and powers set forth herein, such duties and powers as are commonly incident to the office occupied by such officer as if the Separate Account were organized as a Connecticut business corporation and such other duties and powers as the Managers may from time to time designate.

                  SECTION 2.10.7. RESIGNATION, RETIREMENT, AND REMOVAL. Any officer may resign at any time by written instrument signed by him or her delivered to the Chairman or Secretary or delivered to a meeting of the Managers. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Managers may remove any officer elected by them with or without cause by the vote or written consent of a majority of the Managers then in office. To the extent that any officer or Manager of the Separate Account receives compensation from the Separate Account (and except as may otherwise be expressly provided in a written agreement with the Separate Account that is not inconsistent with applicable law), no Manager or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                  SECTION 2.10.8. VACANCIES. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of the Chairman or the Secretary may be filled by a majority of the Managers then in office through the appointment in writing of such other person as such remaining Managers in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as in the capacity named therein. Other vacancies may be filled, if at all, by the Managers at a meeting of the Managers or at any other time.

         SECTION 2.11.  POWERS AND DUTIES OF THE BOARD OF MANAGERS.

                           SECTION 2.11.1. POWERS AND DUTIES - GENERALLY.
Subject to applicable law, the Board of Managers shall have the following powers, responsibilities, and duties:



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         (a)      to select and approve annually an independent public
                  accountant for the Separate Account, whose initial selection shall be submitted to the Contract Owners for ratification or rejection if and to the extent required by applicable law;

         (b) to approve an agreement for investment advisory (and any agreement for sub-advisory) services, which agreement shall be submitted to the Contract Owners for approval or rejection if and to the extent required by applicable law;

         (c) to approve an underwriting agreement(s) with a principal underwriter(s) for the Separate Account;

         (d) to consider annually the terms of any agreement or agreements of the nature contemplated by paragraphs (b) or (c) of this
                  Section 2.11.1 and approve amendments thereto or continuance or termination thereof, subject to any action by the Contract Owners required by applicable law;

         (e) to approve an agreement or agreements for administrative services and/or custody of the assets of the Separate Account, if deemed appropriate;

         (f) to take such action as may be necessary or appropriate with respect to the registration and qualification of the Separate Account and of the variable insurance contracts under the 1940 Act, the Securities Act of 1933 (the 1933 Act ), and any applicable state securities and insurance laws;

         (g) to adopt and amend the investment policies and restrictions of the Separate Account, or in the status or classification of the Separate Account under the 1940 Act as contemplated by
                  Section 1.4 of these Rules and Regulations, and, to the extent required by applicable law, to submit the same to the Contract Owners at a meeting of the Contract Owners;

         (h) to add new funds to the Separate Account or eliminate existing funds as they deem appropriate;

         (i) to supervise the investment of the assets of the Separate Account in accordance with the investment policies and restrictions of the Separate Account;

         (j) to determine the value of the net assets of the Separate Account in accordance with Article V hereof, and in particular to determine, in good faith, the fair value of all assets of the Separate Account for which market quotations are not readily available;
         (k) to elect and remove officers and appoint and terminate agents and consultants, any one or more of the foregoing of whom may be a Manager, and provide compensation for the foregoing in the Managers sole discretion;

         (l) to elect, by vote of a majority of the Managers then in office, an Executive Committee and any other committee, and, in the Managers sole discretion, to delegate thereto certain of their powers that may be delegated, subject to Section 2.12 hereof; and

         (m) to enter into any other agreements, or authorize the entrance into the same, on behalf of the Separate Account, and to take any and all actions necessary or proper in connection with the operation and management of the Separate Account and the assets thereof.

         If any insurance regulatory authority should require that the Separate Account make or refrain from making certain investments or disapprove any agreement of the nature referred to in this Section,



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or if the Company should disapprove any change in the Separate Account s investment policy, investment manager, or principal underwriter initiated by the Contract Owners or the Board of Managers, the Company shall immediately notify the Board of such action in order that a special meeting of the Board of Managers may be called, if desired.

                  SECTION 2.11.2. POWERS AND DUTIES REGARDING FEES AND BENEFITS. The Board of Managers shall have the power to fix and determine the fee or fees and the reimbursement for expenses, to be paid to Managers or any officer elected or appointed by the Board of Managers, on account of services to the Separate Account or expenses incurred in connection with the Separate Account; and no fees or expenses shall be paid to any such member or officer on such account which is not so fixed and determined by the Board of Managers. Managers and officers who are also officers, directors, or employees of the Company or any company affiliated with the Company shall not be entitled to any fee from the Separate Account. Any fees or expenses so fixed and determined by the Board of Managers may be paid by the Company in accordance with the terms of any expense agreement entered into with the Separate Account.

         In addition, the Managers shall have the power to pay pensions for faithful service, as deemed appropriate by the Managers, and to adopt, establish and carry out pension, profit-sharing, savings, thrift, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing retirement and other benefits, for any or all Managers, officers, employees, and agents of the Separate Account, each in accordance with and subject to the requirements of applicable law.

         SECTION 2.12.  COMMITTEES.

                  SECTION 2.12.1. GENERALLY. The Managers, by vote of the Managers then in office, may elect from their number an Executive Committee or any other committee, and may delegate thereto some or all of their powers except those which by law or by these Rules or Regulations may not be delegated. Except as the Managers may otherwise determine, any committee established by a majority of the Managers then in office may make rules for the conduct of its business, but unless otherwise provided by the Managers or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Rules and Regulations of the Separate Account for the Managers themselves. All members of such committees shall hold such offices at the pleasure of the Managers. The Managers may abolish any committee at any time. Any committee to which the Managers delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Managers. The Managers shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                  SECTION 2.12.2. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall have all of the powers and authority of the Managers that may lawfully be exercised by an Executive Committee, except the power to recommend to the Contract Owners any action which requires the Contract Owners approval; or approve any merger, reorganization, or exchange which does not require Contract Owners approval. Notwithstanding the foregoing, the Managers may limit the powers and authority of the Executive Committee at any time.


                                   ARTICLE III
                                 CONTRACT OWNERS

         SECTION 3.1. ANNUAL OR REGULAR MEETINGS. No annual or regular meetings of Contract Owners are required.

         SECTION 3.2. SPECIAL MEETINGS. Special meetings of Contract Owners may be called by the Chairman of the Board of Managers or the Managers from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Contract Owners as herein provided or upon any



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other matter upon which Contract Owner approval is deemed by the Managers to be necessary or desirable. A special meeting shall be called by the Secretary of the Separate Account upon (i) the request of a majority of the Managers then in office, or (ii) the written request of Contract Owners entitled to cast at least ten percent (10%) of all the votes entitled to be cast at such meeting subject to the requirements of Section 16(c) of the 1940 Act.

         SECTION 3.3. NOTICE OF MEETINGS. Written notice of any meeting of Contract Owners shall be given or caused to be given by the Managers by mailing or transmitting such notice not less than ten (10) nor more than sixty (60) days before such meeting, postage prepaid, stating the time, place, and purpose of the meeting, to each Contract Owner entitled to vote at such meeting as of the Record Date, at the Contract Owner s address as it appears on the records of the Separate Account. Notice of any adjourned meeting will not be required. Whenever any notice of time, place, or any other matter is required to be given to Contract Owners, a waiver thereof in writing signed by the Contract Owner entitled to the notice, whether before or after the time stated in the notice, will be deemed equivalent to the giving of notice. Any waivers will be filed with the records of the meeting.

         SECTION 3.4. CALL OF MEETINGS. The Managers shall promptly call and give notice of a meeting of Contract Owners for the purpose of voting upon removal of any Manager of the Separate Account when requested to do so in accordance with Section 3.2. For all other matters, the Managers shall call or give notice of a meeting within thirty (30) days after written application by Contract Owners entitled to cast at least ten percent (10%) of all the votes entitled to be cast on the matter request a meeting be called.

         SECTION 3.5. RECORD DATE. The records of the Company will be conclusive in determining Contract Owners entitled to vote. The number of votes which the Contract Owner may cast will be determined as of the record date chosen by the Board of Managers not more than seventy-five (75) nor less than twenty (20) days prior to the date of any meeting of the Contract Owners, provided that the record date may be less than twenty days prior to the initial meeting of Contract Owners. Prior to the commencement of payments under a variable insurance contract, the number of votes will equal the number of Accumulation Units credited to the contract. After variable payments have commenced, the number of votes will equal the amount of the assets in the Separate Account established to meet variable obligations related to the contract, divided by the value of an Accumulation Unit.

         The Company will furnish to the Contract Owner (or mail in accordance with his instructions) proxy materials. In no case will the Company be under any duty to inquire as to the instructions received by, or the authority of, the Contract Owner, with respect to votes cast by an Contract Owner in person or by proxy, which will be valid and effective insofar as the Company, the Separate Account, and other Contract Owners are concerned.

         SECTION 3.6. ACTIONS BY WRITTEN CONSENT. Except as otherwise required by the 1940 Act, other applicable law, or these Rules and Regulations, any action taken by Contract Owners may be taken without a meeting if Contract Owners entitled to cast at least a majority of all the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of these Rules and Regulations) consent to the action in writing and such written consents are filed with the records of the meetings of Contract Owners. Such consent shall be treated for all purposes as a vote taken at a meeting of Contract Owners.

         SECTION 3.7. REQUIRED VOTE. Subject to any provision of law requiring the authorization of any matter by a greater proportion, any matter on which the Contract Owners vote shall be approved by the affirmative vote of the votes entitled to be cast on such matter at a meeting of the Contract Owners at which a quorum is present, except that Managers shall be elected by a plurality of the votes cast at such meeting.

         SECTION 3.8. PROXIES. A Contract Owner may vote either in person or by proxy duly executed by the Contract Owner and transmitted to the Separate Account by mail, facsimile, or any other form of


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transmission permitted by applicable law. A proxy for any meeting will be valid for any adjournment of such meeting.

         SECTION 3.9. QUORUM. Subject to applicable law, Contract Owners entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at any annual or special meeting of the Contract Owners, provided that there is represented, either in person or by proxy, at any meeting, twenty percent (20%) of the votes entitled to be cast. If a quorum is not present, a majority of votes represented may adjourn the meeting to some later time. When a quorum is present, a majority of the votes represented in person or by proxy will determine any questions, except as may be otherwise provided by these Rules and Regulations or by applicable law.

         SECTION 3.10. ADJOURNMENTS. Adjourned meetings may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

         SECTION 3.11. PROCEDURE AT MEETINGS. The Chairman and Secretary of the Board of Managers shall act as Chairman and Secretary, respectively, of every meeting of the Contract Owners, or in the absence of both, such other person or persons as the meeting shall select by voice vote. The chairman of the meeting shall appoint such inspectors of election, tellers, or other officers or committees of the meeting as may be necessary to determine the vote on any question or the right of any person or proxy to vote at the meeting.

         SECTION 3.12. VOTING POWERS. The Contract Owners shall have power to vote only with respect to matters expressly enumerated in Section 3.13 or with respect to such additional matters relating to the Separate Account as may be required by the 1940 Act, this Separate Account, any registration of the Separate Account with the SEC or any state, or as the Managers may otherwise deem necessary or desirable.

         SECTION 3.13. MATTERS REQUIRING CONTRACT OWNER ACTION. Action by the Contract Owners shall be required as to the following matters:

                  (a) to elect or remove Managers as provided in Sections 2.4 and 2.7 hereof;

                  (b) to approve any agreement or arrangement with a third party provider of services as to which Contract Owner approval is required by the 1940 Act;

                  (c) to ratify the selection of an initial independent public accountant and any independent public accountant other than the current accountant, and terminate the employment of such accountant, if and to the extent required by applicable law ;

                  (d) to authorize changes in the fundamental investment restrictions and/or policies of the Separate Account, if and to the extent required by applicable law; and

                  (e) to approve any acts, transactions, or other agreements that may be submitted to a vote of the Contract Owners by the Board of Managers.


                                   ARTICLE IV
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 4.1.  GENERAL PROVISIONS.

                  SECTION 4.1.1. GENERAL LIMITATION OF LIABILITY. No personal liability for any debt or obligation of the Separate Account shall attach to any Manager, officer, or employee of the Separate Account or Contract Owner. Without limiting the foregoing, a Manager shall not be responsible for or



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liable in any event for any neglect or wrongdoing of any officer, agent, or employee, of the Separate Account, nor shall any Manager be responsible or liable for the act or omission of any other Manager of the Separate Account. Similarly, an officer or employee of the Separate Account or Contract Owner shall not be responsible for or liable in any event for any neglect or wrongdoing of any Manager or agent of the Separate Account, or any other officer or employee of the Separate Account or Contract Owner. Every note, bond, contract, instrument, certificate, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Separate Account or the Managers or any Manager in connection with the Separate Account shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Managers or Manager and neither such Managers or Manager shall be personally liable thereon.

                  SECTION 4.1.2. NOTICE OF LIMITED LIABILITY. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Managers or by any officers or officer shall recite that the same was executed or made by or on behalf of the Separate Account by them as Managers or Manager or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them but are binding only upon the assets and property of the Separate Account, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Managers or Manager or officers or officer individually.

                  SECTION 4.1.3. LIABILITY LIMITED TO ASSETS OF THE SEPARATE ACCOUNT. All persons extending credit to, contracting with, or having any claim against the Separate Account shall look only to the assets of the Separate Account, as appropriate, for payment under such credit, contract or claim, and neither the Managers nor any of the Separate Account s officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.

         SECTION 4.2. LIABILITY OF MANAGERS. The exercise by the Managers of their powers and discretion hereunder shall be binding upon the Separate Account, and any other person dealing with the Separate Account. The liability of the Managers, however, shall be limited by this Article IV.

                  SECTION 4.2.1. LIABILITY FOR OWN ACTIONS. A Manager shall be liable to the Separate Account only for his or her own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Manager, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

                  SECTION 4.2.2. LIABILITY FOR ACTIONS OF OTHERS. The Managers shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Contract Owner, servicing agent, or accounting agent of the Separate Account, nor shall any Manager be responsible for any act or omission of any other Manager.

                  SECTION 4.2.3. ADVICE OF EXPERTS AND REPORTS OF OTHERS. The Managers may take advice of counsel or other experts with respect to the meaning and operation of these Rules and Regulations and their duties as Managers hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Managers, when acting in good faith, shall be entitled to rely upon the books of account of the Separate Account and upon written reports made to the Managers by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner, or responsible employee of any other party to any contract entered into hereunder.

                  SECTION 4.2.4. BOND. The Managers shall not be required to give any bond as such, nor any surety if a bond is required.

                  SECTION 4.2.5. RULES AND REGULATIONS GOVERNS ISSUES OF LIABILITY. The provisions of these Rules and Regulations, to the extent that they restrict the duties and liabilities of the Managers


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
otherwise existing at law or in equity, are agreed by the Contract Owners and all other Persons bound by these Rules and Regulations to replace such other duties and liabilities of the Managers.

         SECTION 4.3. LIABILITY OF THIRD PERSONS DEALING WITH MANAGERS. No person dealing with the Managers shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Managers or to see to the application of any payments made or property transferred to the Separate Account or upon its order.

         SECTION 4.4.  INDEMNIFICATION.

                  SECTION 4.4.1. INDEMNIFICATION OF COVERED PERSONS. Subject to the exceptions and limitations contained in Article IV, every person who is, or has been, a Manager, officer, employee, or agent of the Separate Account, including persons who serve at the request of the Separate Account as Managers, officers, employees, or agents of another organization in which the Separate Account has an interest as a shareholder, creditor or otherwise (hereinafter referred to as Covered Person ), shall be indemnified by the Separate Account to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Manager, officer, employee, or agent and against amounts paid or incurred by him in settlement thereof.

                  SECTION 4.4.2. EXCEPTIONS. No indemnification shall be provided hereunder to a Covered Person:

                  (a) For any liability to the Separate Account arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                  (b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Separate Account; or

                  (c) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) of this Section 4.4.2) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Managers (as such term is defined in Section 4.4.5) acting on the matter (provided that a majority of Disinterested Managers then in office act on the matter); or (ii) a written opinion of independent legal counsel.

                  SECTION 4.4.3. RIGHTS OF INDEMNIFICATION. The rights of indemnification herein provided may be insured against by policies maintained by the Separate Account, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Separate Account personnel other than Covered Persons may be entitled by contract or otherwise under law.

                  SECTION 4.4.4. EXPENSES OF INDEMNIFICATION. Expenses of preparation and indemnification under this Section 4.4.4 shall be advanced by the Separate Account prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Section 4.4.4, provided that either:

                  (a) Such undertaking is secured by a surety bond or some other appropriate security or the Separate Account shall be insured against losses arising out of any such advances; or

                  (b) A majority of the Disinterested Managers acting on the matter (provided that a majority of the Disinterested Managers then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there reason to believe that the recipient ultimately will be found entitled to indemnification.

                  SECTION 4.4.5. CERTAIN DEFINED TERMS RELATING TO INDEMNIFICATION. As used in this Article IV, the following words shall have the meanings set forth below:

                  (a) A Disinterested Manager is one (i) who is not an Interested Person of the Separate Account (including anyone, as such Disinterested Manager, who has been exempted from being an interested person by any rule, regulation or order of the SEC), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

                  (b) Claim, action, suit or proceeding shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened;

                  (c) An Independent Legal Counsel is counsel who is not a Manager, officer, employee, or Interested Person of the Separate Account or the Company, and who the Covered Person who is submitting the indemnification claim and the Managers agree will exercise impartial legal judgment; and

                  (c) "Liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         SECTION 4.5. CONSISTENT WITH APPLICABLE LAW. No indemnification provided by this Section shall be inconsistent with any applicable law, including the 1940 Act and the 1933 Act.


                                    ARTICLE V
                               VALUATION OF ASSETS

         SECTION 5.1. GENERAL. The Board of Managers shall have the power and duty to determine the value of the net assets of the Separate Account and to adopt procedures relating thereto. The Board may establish a securities valuation committee, appoint one or more agents, or enter into other arrangements with third parties to assist it in the determination of the value of some or all of the securities in the Separate Account s portfolio and to make the actual calculations pursuant to directions of the Board of Managers. Any securities valuation committee, if established, or any agents appointed by the Board of Manager will have the duty and responsibility to continuously review the appropriateness of any valuation method established by the Board and to inform the Board whenever they determine that any method is no longer appropriate. The data and information considered in implementing the valuation methods adopted by the Board will be retained for inspection by the Separate Account s independent auditors.

         SECTION 5.2. SUSPENSION OF DETERMINATION OF VALUE. The Board of Managers may declare a suspension of the determination of the value of the net assets of the Account to the extent permitted by the 1940 Act.

         SECTION 5.3. COMPUTATION OF NET ASSETS. The value of the net assets of the Separate Account as of any particular time shall be the value of the assets of the Separate Account less its liabilities.

         SECTION 5.4. SEPARATE ACCOUNT S ASSETS. The Separate Accounts assets shall be deemed to include: (a) all cash on hand or on deposit, including any interest accrued thereon, (b) all bills and demand notes and accounts receivable, (c) all securities owned by or on behalf of the Separate Account,
(d) all stock and cash dividends and cash distributions payable but not yet received on behalf of the Separate Account (when the valuation of the underlying securities is being determined ex-dividend), (e) all interest accrued on any interest-bearing securities owed on behalf of the Separate Account (except accrued interest included in the valuation of the underlying security) and (f) all other property of every kind and nature, including prepaid expenses.

         SECTION 5.5. VALUATION OF ASSETS. The value of the Separate Account s assets will be determined in accordance with the 1940 Act, rules and regulations, releases and orders of the SEC from time to time in effect thereunder, valuation procedures adopted by the Board of Mangers, and the Separate Account s then-effective registration statement.

         SECTION 5.6. THE SEPARATE ACCOUNT S LIABILITIES. The Separate Account s liabilities will be deemed to include (a) all bills and accounts payable, (b) all administrative or other expenses accrued which are chargeable to the Separate Account, (c) all contractual obligations for the payment of money or property, (d) all reserves authorized or approved by the Board of Managers for taxes or contingencies, and (e) all other liabilities of whatsoever kind and nature.

         SECTION 5.7. DETERMINATION BINDING. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Managers, as to the amounts of the assets, debts, obligations or liabilities of the Separate Account, as to the amount of any reserves, liabilities, or expenses set up and the propriety thereof, as to the time of or purpose for creating such reserves, liabilities, or expenses, as to the use, alteration or cancellation of any reserves, liabilities, or expenses (whether or not any debt, obligation or liability for which such reserves, liabilities or expenses shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any securities owed or held by the Separate Account, as to the market value of any securities or fair value of any other asset of the Separate Account, as to the estimated expense of the Separate Account in connection with purchases of assets, as to the ability of liquidate securities in an orderly fashion, as to the number of Accumulation or Annuity Units of the Separate Account outstanding, or as to any other matters relating to the sale, purchase and/or other acquisition or disposition of securities or units of the Separate Account, shall be final, conclusive and binding. The foregoing sentence shall not be construed to protect any Manager, officer, or agent of the Separate Account against any liability to the Separate Account or Contract Owners to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or agency; nor shall the foregoing sentence be constructed as a waiver of compliance with any provision of the 1940 Act or with any rule, regulation, or order promulgated under said Act.


                                   ARTICLE VI
                                   AMENDMENTS

         SECTION 6.1. GENERAL. Except as otherwise specifically provided herein or as required by the 1940 Act or other applicable law, these Rules and Regulations may be amended at any time by an instrument in writing signed by a majority of the Managers then in office.

         SECTION 6.2. PROHIBITED RETROSPECTIVE AMENDMENTS. No amendment of these Rules and Regulations or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Managers and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. CERTAIN INTERNAL REFERENCES. In these Rules and Regulations or in any such amendment, references to these Rules and Regulations, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to these Rules and Regulations as a whole and as amended or affected by any such amendment.

         SECTION 7.2. CERTIFIED COPIES. The original or a copy of these Rules and Regulations and of each amendment hereto shall be kept in the office of the Separate Account. Anyone dealing with the Separate Account may rely on a certificate by an officer or Manager of the Separate Account as to whether or not any such amendments have been made and as to any matters in connection with the Separate Account hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Manager of the Separate Account to be a copy of these Rules and Regulations or of any such amendments.

         SECTION 7.3. FISCAL YEAR. The fiscal year of the Separate Account shall end on December 31, or such other date as fixed by resolution of the Managers.

         SECTION 7.4. GOVERNING LAW. These Rules and Regulations are executed and delivered with reference to the laws of the State of Connecticut by all of the Managers whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the applicable laws of the State of Connecticut (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws). All references to sections of the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of, or any successor sections, rules, or regulations thereto.

         SECTION 7.5. HEADINGS. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         SECTION 7.6. RESOLUTION OF AMBIGUITIES. The Managers may construe any of the provisions of these Rules and Regulations, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Managers in good faith shall be conclusive as to the meaning to be given to such provisions. In construing these Rules and Regulations, the presumption shall be in favor of a grant of power to the Managers.

         SECTION 7.7. SEAL. No official seal of the Separate Account shall be required to execute any instruments on behalf of the Managers.

         SECTION 7.8. SEVERABILITY. The provisions of these Rules and Regulations are severable, and if the Managers shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Rules and Regulations; provided, however, that such determination shall not affect any of the remaining provisions of these Rules and Regulations or render invalid or improper any action taken or omitted prior to such determination. If any provision of these

Rules and Regulations shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Rules and Regulations in any jurisdiction.

         SECTION 7.9. SIGNATURES. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Manager or officer executing the power of attorney.